Exhibit 10.26

SUPPLEMENTAL LEASE EXTENSION AND MODIFICATION AGREEMENT II

This Supplemental Lease Extension and Modification Agreement is made and entered into as of the 14th day of March, 2012, between KINGFISHER LLC, a New York limited liability company having its principal place of business at PO Box 370, 1133 Route 295, East Chatham, New York 12060 (“Landlord”) and MTI MICROFUEL CELLS, INC., a New York corporation having its principal place of business at 431 New Karner Road, Albany, New York 12205 (“Tenant”), as Assignee of MECHANICAL TECHNOLOGY, INCORPORATED (“Original Tenant’).

PRELIMINARY STATEMENT

The Landlord and Original Tenant entered into a Lease Agreement (“Lease”) dated April 2, 2001, as amended by the following Amendments thereto:  First Amendment to Lease dated March 13, 2005, Second Amendment to Lease dated December 12, 2005, Third Amendment to Lease dated August 7,2006, Fourth Amendment to Lease dated August 6, 2007, Fifth Amendment to Lease dated March 31, 2009, Sixth Amendment to Lease executed by Landlord, Original Tenant and Tenant dated January 1, 2010, Seventh Amendment to Lease between Landlord and Tenant dated July 28, 2010, Lease Extension and Modification Agreement dated April 14, 2011, Lease Extension and Modification Agreement II dated July 18, 2011, and Supplemental Lease Extension and Modification Agreement dated September 29, 2011, for that certain premises at 431 New Karner Road, Albany, New York, consisting of 20,000 Net Usable Square Feet.

Landlord and Tenant desire to extend the current Lease and Tenant’s right to terminate for an additional one (1) month, as hereinafter set forth and otherwise modify the terms and provisions of the Lease as hereinafter set forth.

NOW, THEREFORE, the Landlord and Tenant agree to the following:

  The Lease and Amendments as last amended by Supplemental Lease Extension and Modification Agreement dated September 29, 2011 are hereby reinstated in full.

  The term of the Lease shall be extended to expire on April 30, 2014.

  Rental payment due April 1, 2012 for the month of April 2012 shall be $6,000.

  The time period for Tenant’s option to terminate this Lease in Section 7 of Supplement Lease Extension and Modification Agreement dated September 29, 2011, and referenced in Section 8 of the same Extension and Modification Agreement, shall be extended to include the month of April 2012.

  Except as modified hereby, all of the terms and provisions of the Lease Agreement and all prior Amendments are hereby ratified and confirmed by the parities in all respects

IN WITNESS WHEREOF, Landlord and Tenant have signed this Supplemental Lease Extension and Modification Agreement as of the day and year first above written.

LANDLORD	TENANT
KINGFISHER LLC	MTI MICROFUEL CELLS, INC

By/s/Edward L. Hoe, Jr.	By:/s/ Peng K. Lim
Edward L. Hoe, Jr., Member Manager	Peng K. Lim, Chief Executive Officer